AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended March 31, 2023			Full-Year Ended December 31, 2023
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q1 2023 acquired IPR&D and milestones expense	$—	$2.39	$2.49	$—	$10.70	$11.10
Q1 2023 acquired IPR&D and milestones expense	150	(0.08)	(0.08)	150	(0.08)	(0.08)
Guidance including Q1 2023 acquired IPR&D and milestones expense[a]	$150	$2.31	$2.41	$150	$10.62	$11.02

a    The Company's 2023 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the first quarter of 2023, as both cannot be reliably forecasted.

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